                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             KAISER VENTURES INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                              KAISER VENTURES INC.
                                   --------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 17, 1996


TO THE STOCKHOLDERS OF KAISER VENTURES INC.:

       Notice is hereby given that the Annual Meeting of Stockholders of Kaiser Ventures Inc. will be held at the Ontario Hilton, located at 700 North Haven Avenue, Ontario, California, on Monday, June 17, 1996, beginning at 9:00 a.m., local time, for the following purposes:

1 To elect nine directors to serve for the ensuing year or until their successors are elected;
2. To consider and vote upon the proposed amendment of the Company's 1995 Stock Plan to effectively increase the term of the Plan for one year, increase the number of shares of common stock eligible for issuance thereunder and to make other modifications to the 1995 Stock Plan; and
3. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business as of April 24, 1996, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

     All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

     Accompanying this Annual Meeting Notice are a Proxy Statement and Form of Proxy.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              /s/ Terry L. Cook
                              -----------------
                              Terry L. Cook
                              Secretary
Ontario, California
April 30, 1996

     TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY ON THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                              KAISER VENTURES INC.
                  3633 EAST INLAND EMPIRE BOULEVARD, SUITE 850
                               ONTARIO, CA  91764
                                 (909) 483-8500

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING



     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Kaiser Ventures Inc. (the "Company" or "Kaiser") from the holders of common stock of proxies in the accompanying form to be voted at the annual meeting of Stockholders to be held on June 17, 1996, beginning at 9:00 a.m., local time, and all adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held at the Ontario Hilton, located at 700 North Haven Avenue, Ontario, California. This Proxy Statement is first being sent or given to stockholders on or about April 30, 1996.

     Any stockholder giving a proxy will have the right to revoke it by written notice to the Company, or by filing with the Company another proxy bearing a later date, at any time before it is voted at the meeting. A stockholder wishing to vote in person after giving his or her proxy must first give written notice of revocation to the Company. All shares represented by valid, unrevoked proxies will be voted at the meeting, and any adjournment thereof.

     The Inspector of Election will treat abstentions and "broker non-votes" (i.e., shares held by a broker or nominee as to which instructions have not been received from the beneficial owners or persons entitled to vote) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With respect to the plurality of votes required to elect a director, broker non-votes will be counted as votes FOR director nominees named herein.


          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     As of April 24, 1996, the Company had outstanding 10,379,675 shares of common stock, $.03 par value. In addition, 136,919 shares are deemed outstanding for financial reporting purposes, but have not yet been distributed to the Class 4A unsecured creditors of the Kaiser Steel Corporation ("KSC") bankruptcy estate. Each outstanding share (other than shares not yet distributed to Class 4A unsecured creditors) is entitled to one vote on each matter properly brought before the meeting.

     The following table sets forth, as of April 24, 1996, unless otherwise noted, the number of shares of the Company's common stock the Company believes to be owned by (i) each person known by the Company to own of record or beneficially five percent (5%) or more of such stock; (ii) each executive officer of the Company named in the Summary Compensation Table; (iii) each director; and (iv) all officers and directors as a group. The table does not include the 136,919 shares reserved but not yet distributed to the Class 4A unsecured creditors of KSC, since such shares are not yet deemed outstanding or eligible to vote for purposes of the Annual Meeting.

                                             NUMBER OF      PERCENT OF
                                           COMMON SHARES    ISSUED AND
NAME AND ADDRESS OF                        BENEFICIALLY    OUTSTANDING
BENEFICIAL OWNER                            OWNED/(1)/     SHARES/(2)/
- ----------------------------------------------------------------------
New Kaiser Voluntary Employees                 3,462,937          33.0%
Beneficiary Association Trust/(3)/
(VEBA)
988 Sierra Avenue, Suite E
Fontana, CA  92335

Pension Benefit Guaranty                       2,100,966          20.0%
 Corporation/(5)/
(PBGC)
2020 K Street, N.W.
Washington, DC  20006

Dimensional Fund Advisors, Inc./(4)/             585,100           5.6%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

Richard E. Stoddard, Chairman and                340,000           3.2%
 Chief Executive Officer

Daniel N. Larson, former President               243,543           2.3%
 and Chief Executive Officer

Gerald A. Fawcett, President and Chief           116,097           1.1%
 Operating Officer

James F. Verhey, Sr. Vice President               32,250            *
 and CFO

Lee R. Redmond III, Vice President                23,000
 -Real Estate

Terry L. Cook, Sr. Vice President and             31,125            *
 General Counsel

Pamela M. Catlett, Vice                           17,817
 President-Corporate Relations

Cass D. Alvin, Director/(6)/                      14,500            *

Ronald E. Bitonti, Director/(3)/                  11,348            *

Kenneth R. Casey, Director/(3), (6)/               3,600            *

Todd G. Cole, Director                            14,500            *

Reynold C. MacDonald, Director                    14,500            *

William J. Morgan, Director/(5)/                   6,500            *

Charles E. Packard, Director                       9,500            *

Thomas S. Rabone, Director/(3)/                    9,784            *

Lyle B. Stevenson, Director/(3)/                  10,600            *

Marshall F. Wallach, Director                      9,600            *

All officers and directors as a group            908,262           8.6%
  (18 persons)/(1),(3)/:

- ------------------------------
 *  Indicates ownership of less than one percent.

(1) The table above contains options exercisable within 60 days of April 24, 1996 in the following amounts: Richard E. Stoddard--198,125 shares; Daniel
     N. Larson -- 153,792 shares; Gerald A. Fawcett -- 69,999 shares; James F. Verhey -- 25,666 shares, Lee R. Redmond III -- 19,666 shares; Terry L. Cook -- 27,791 shares; Pamela M. Catlett -- 17,400 shares; Cass D. Alvin -- 9,500 shares; Ronald E. Bitonti-- 9,500 shares; Kenneth R. Casey -- 1,500 shares; Todd G. Cole -- 11,166 shares; Reynold C. MacDonald --
     3,000 shares; William J. Morgan -- 6,500 shares; Charles E. Packard -- 9,500 shares; Thomas S. Rabone -- 9,500 shares; Lyle B. Stevenson --
     9,500 shares; Marshall F. Wallach -- 9,500 shares; all officers and directors as a group (18 persons) -- 419,388 shares.

(2) Includes 136,919 shares deemed outstanding for financial reporting purposes, but not yet distributed to the Class 4A unsecured creditors of the KSC bankruptcy estate.

(3) Messrs. Bitonti, Rabone, Stevenson and Casey are administrative committee members of the VEBA. The shares held by all officers and directors as a group exclude shares held by the VEBA.

(4) William J. Morgan is the president, a director and a major shareholder of Pacholder Associates, Inc., a registered investment advisor. Pacholder Associates, Inc. has a contract with the Pension Benefit Guaranty Corporation ("PBGC") pursuant to which it has full and complete investment discretion with respect to the 2,100,966 shares of the Company's stock owned by the PBGC, including the power to vote such shares. Such shares are excluded from the ownership of Mr. Morgan. Similarly, the shares held by Mr. Morgan are excluded from the number of shares owned by the PBGC.

(5) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have a beneficial ownership of 585,100 shares of the Company's stock as of December 31, 1995, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in a series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc., serves as an investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional has sole voting power over 459,100 shares and sole dispositive power over all shares. The information set forth herein is derived from Dimensional's
     Schedule 13G filed with the Securities and Exchange Commission dated February 7, 1996.

(6) Mr. Alvin and Mr. Casey are not standing for re-election at the Annual Meeting.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

NOMINEES

     A Board of nine directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board of Directors' nine nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

     The nine nominees receiving the greatest numbers of votes at the meeting will be elected to the nine director positions.


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE.
                                                    ---

  The nominees of the Board of Directors are as follows:

         NAME             AGE    POSITION WITH THE COMPANY
         ----             ---   ---------------------------

Richard E. Stoddard        45   Chief Executive Officer and
                                Chairman of the Board
Ronald E. Bitonti          63   Director
Todd G. Cole               75   Director
Reynold C. MacDonald       77   Director
William J. Morgan          40   Director
Charles E. Packard         52   Director
Thomas S. Rabone           65   Director
Lyle B. Stevenson          68   Director
Marshall F. Wallach        53   Director

  RICHARD E. STODDARD was appointed Chief Executive Officer of the Company in June 1988 and continued in such position until January 1994. He was re-appointed Chief Executive Officer in January 1996. Mr. Stoddard has served as Chairman of the Board of the Company since November 1988. Prior to joining the Company in 1988, he was an attorney in private practice in Denver, Colorado. Mr. Stoddard was an ex-officio member of the board from November 1988 until his election as a Director in November 1991.

  RONALD E. BITONTI is Chairman of the Benefits Committee for the VEBA and was Chairman of the Reorganized Creditors' Committee formed during the Kaiser Steel Corporation ("KSC") bankruptcy until dissolution of this committee in 1991. From 1985 to 1991, Mr. Bitonti served as International Representative for the United Steelworkers of America. Mr. Bitonti retired from KSC in 1981 and has been a director since November 1991.

  TODD G. COLE is a consultant to the airline industry and a corporate director. From 1992 to 1996 Mr. Cole was the Managing Director of Simat, Helliesen & Eichner, Inc. ("SH&E"), the largest and oldest consulting firm specializing in aviation, in charge of its Miami office. Mr. Cole was Chief Executive Officer of CIT Financial Corporation before starting his present career as a consultant and corporate director. In his consulting role, he served as President and Chief Executive Officer of Frontier Airlines, Inc., D.I.P. (1986-1989) and Vice Chairman of Eastern Air Lines, Inc., D.I.P. (1989-1991). He serves on the boards of NAC Re Corporation, a property and casualty reinsurer; Capital Markets Assurance Corporation, a credit enhancement company; Hawaiian Airlines, Inc., a certificated air carrier; and Delta Life Corporation, which specializes in annuity products. Mr. Cole has been a director since November 1989.

  REYNOLD C. MACDONALD served as Chairman of the Board for Acme Metals Company from 1986 until 1992 and continues with Acme as a member of the board and consultant. From 1983 to 1986, Mr. MacDonald was director of and consultant to Interlake, Inc., a metals fabrication and materials handling company. He retired as Chairman and Chief Executive Officer of Interlake in 1983. He is also a director of ARAMARK Group, Inc. Mr. MacDonald has been a director since November 1988.

  WILLIAM J. MORGAN is the President, a Director and a major shareholder of Pacholder Associates, Inc. ("PAI "), a registered investment advisor. Mr. Morgan has been with PAI since 1984. Mr. Morgan also serves on the Board of Directors of the following public companies: ICO, Inc. (an oil field service company), USF&G Pacholder Fund, Inc. (a closed end mutual fund), Duckwall-ALCO Stores, Inc. (a discount retail chain) and Munsingwear, Inc. (designs and distributes men's apparel). Mr. Morgan is also the Vice President and a Director of Winton Associates, Inc., a broker/dealer that is a subsidiary of PAI. Mr. Morgan has been a director of the Company since September 1994.

  CHARLES E. PACKARD has served since 1986 as a member of the Board of Directors, Executive Vice President and Chief Financial Officer for the Arnel Development Company, a real estate investment, development and management company in Costa Mesa, California. Since 1977, Mr. Packard has also served as Vice President and Chief Financial Officer of Arnel Financial, where he supervises the financial and administrative areas of 20 corporate entities, collectively referred to as "Arnel & Affiliates." Mr. Packard also serves on the board of directors of several non-profit organizations. Mr. Packard has been a director since November 1991.

  THOMAS S. RABONE was engaged in public relations with Barclay and Associates from 1987 to 1993. He is a KSC retiree and a Benefits Committee member of the VEBA. Mr. Rabone was a member of the Retiree Subcommittee of the KSC Creditors' Committee. Currently he is a member of the San Bernardino County School Board of Education. He has been a director since November 1988.

  LYLE B. STEVENSON is Co-Chairman of the Benefits Committee for the VEBA. He was also a member of the KSC Reorganized Creditor's Committee and the Retiree Subcommittee of the KSC Creditors' Committee. Mr. Stevenson retired from KSC in 1981 after holding several management positions. He has been a director since November 1991.

  MARSHALL F. WALLACH has served as President of The Wallach Company, a Denver, Colorado based investment banking firm, since 1984. Prior to forming The Wallach Company, Mr. Wallach managed the corporate finance department and established the mergers and acquisitions department of Boettcher & Company, a regional investment bank in Denver, Colorado. Mr. Wallach serves on boards of several non-profit organizations and privately-owned corporations. He has been a director since November 1991.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors has established an Audit Committee, a Compensation and Benefits Committee, and a Long Range Planning and Finance Committee. Ad hoc committees are established from time-to-time by the Board.

     The Audit Committee, currently composed of Messrs. Packard (Chairman), Alvin, Casey and Wallach, generally reviews the activities of the Company's independent accountants and the results of examinations made by these professionals in connection with the Company's financial statements and internal accounting controls. The Audit Committee held three meetings in 1995.

     The Compensation and Benefits Committee, which currently is composed of Messrs. Stevenson (Chairman), Bitonti, Cole, and Morgan has general responsibility for all employee compensation and benefit matters, including recommendations to the full Board on compensation arrangements of officers and directors, benefit plans and stock option grants. Mr. Elmer W. Johnson also served on such committee until his resignation as a director effective April 7, 1996. The Compensation and Benefits Committee held four meetings in 1995.

     The Board of Directors has also established a Long Range Planning and Finance Committee, currently composed of Messrs. Wallach (Chairman), Cole, MacDonald, Morgan, Packard and Rabone, which held five meetings in 1995. Mr. Daniel N. Larson also served on this committee until his resignation in January, 1996.

     The Board does not have a standing committee to nominate candidates to the Board of Directors. However, in 1995 the Board did appoint an ad hoc committee of Messrs. Morgan, Stevenson and Stoddard, directors to recommend a slate of candidates for election to the Board at the Annual Meeting. This committee met three times and its purpose to review and nominate candidates to the Board terminated upon presentation of its report to the Board of Directors.

     The Board of Directors held seven meetings in 1995. All directors of the Company attended at least 75% of the meetings of the Board and 75% of the meetings of the committees on which they served during 1995.

REDUCTION IN SIZE OF THE BOARD AND ADOPTION OF A MANDATORY RETIREMENT POLICY

     In late 1995, the Board created an ad hoc Board Evaluation Committee composed of Messrs. Morgan, Stevenson and Stoddard. This ad hoc committee is reviewing and making recommendations to the Board regarding: (i) the size of the Board; (ii) qualifications and competency of directors and director candidates; and (iii) other matters that may pertain to Board governance. As a part of the continuing review of the Board, the Board Evaluation Committee recommended, and the Board approved, a reduction in the size of the Board from thirteen members to no more than nine members. This action will be fully implemented at the Annual Meeting with the anticipated election of nine individuals to the Board.

     The Board Evaluation Committee also recently recommended, and the Board approved at its April 15, 1996 meeting, a mandatory retirement policy for individuals serving on the Board of

Directors. In general the Board adopted a mandatory retirement age of 72 for members of the Board. Specifically, no individual will serve on the Board, except to complete his or her current term, after that individual attains the age of 72. However, for the next three years there may be up to two exceptions to this policy. After three years, there may be on exception to the 72 mandatory retirement age. The two exceptions to this policy for 1996 are Messrs. Cole and MacDonald.

     The Board Evaluation Committee will continue its work during 1996.

DIRECTOR COMPENSATION

     Directors who are also employees of the Company receive no fees for serving as directors. All non-employee directors receive a fee of $750 for each Board or Committee meeting attended as well as a $10,000 per year retainer. A non-employee director serving as a Committee Chairman receives an additional $1,000 per year retainer. In accordance with the Bylaws of the Company, director compensation is established periodically by resolution of the Board of Directors.

     Under the Kaiser Steel Resources, Inc. 1992 Stock Option Plan ("1992 Plan"), each person elected as a director of the Company at the July 13, 1992 Annual Meeting of Stockholders received a non-qualified stock option to purchase 5,000 shares of the Company's common stock at a price of $9.20 per share, the fair market value as of that date. Any non-employee newly elected to the Board during the 1992 Plan term also received a non-qualified stock option to purchase 5,000 shares of the Company's common stock at the fair market value as of the date of such person's election. In addition, each non-employee director at the first board meeting after an annual meeting of stockholders, is eligible to receive a non-qualified option to purchase 1,500 shares of the Company's common stock at a the fair market value as of such date. The following table summarizes the annual director stock option grants:

   GRANT DATE      FAIR MARKET VALUE PER SHARE

June 14, 1993                           $12.55
July 11, 1994                           $11.30
July 19, 1995                           $ 7.00

     The Kaiser Ventures Inc. 1995 Stock Plan ("Plan") was adopted by the Board of Directors in April 1995, and approved by the stockholders at the 1995 annual stockholders' meeting. The Plan provides for the grant of options to directors of the Company on the same terms as provided in the 1992 Plan. Accordingly, any non-employee individual first elected or appointed to the Board during the Plan term will receive a non-qualified stock option to purchase 5,000 shares of the Company's common stock at the fair market value at the time of becoming a director and an annual grant of a non-qualified stock option to purchase 1,500 shares at fair market value. Thus, each non-employee director completing at least six months in office after the 1996 Annual Meeting will receive a non-qualified stock option to purchase 1,500 shares of the Company's common stock at the fair market value as of the date of the Annual Meeting.

     The Company does not have a retirement compensation plan for non-employee directors.

                                  PROPOSAL TWO
                PROPOSED AMENDMENT TO THE 1995 STOCK OPTION PLAN

SUMMARY OF PROPOSED AMENDMENT

     On April 15, 1996, the Board of Directors proposed, subject to stockholder approval at the Annual Meeting, an amendment to the Company's 1995 Stock Plan (the "Plan") The purposes of the amendment are to: (i) increase the number of shares currently reserved under the Plan by providing that the number of shares of common stock which are eligible for issuance under the Plan shall be 2% of the issued stock of the Company as of July 1, 1995,(i.e. 209,102 shares), plus 650,000 shares representing approximately 2% of the anticipated issued stock of the Company for each of three additional plan years; (ii) allow any forfeiture of previously granted stock options or other stock related incentives to again be available for grant pursuant to the Plan; (iii) effectively extend the Plan by one year; and (iv) clarify that the Company may substitute or exchange stock or other stock related incentives for vested stock options or other stock related incentives upon such terms as the Board should determine. All other terms and conditions of the Plan will remain unchanged. The increase in the number of shares and other changes will provide the Compensation and Benefits Committee greater flexibility in its implementation of the Company's compensation philosophy, as described on Page 18 of this Proxy Statement.

SUMMARY DESCRIPTION OF THE CURRENT 1995 STOCK PLAN

     GENERAL PURPOSE OF PLAN. The purpose of the Plan, which was approved by the Stockholders at the last annual meeting, is to enable the Company and its subsidiaries to retain and attract employees, consultants, and non-employee directors that contribute to the Company's success by their ability, ingenuity, and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company. The Plan is intended to continue the Company's policy of providing appropriate levels of incentive compensation to employees and non-employee directors, and to provide greater flexibility in the types of incentive compensation that can be granted.

     ADMINISTRATION. The Plan is administered by the directors or by a committee of not less than two disinterested directors, who may be appointed by the Board of Directors of the Company and who will serve at the pleasure of the Board. The term "Board" as used in this section of the Proxy Statement refers to the Board or, if the Board has delegated its authority, the committee established by the Board to administer the Plan. The Company has the power and authority to grant stock options, restricted stock, stock appreciation rights and deferred stock to eligible employees and consultants, pursuant to the terms of the Plan. In particular, the Company will have the authority to: (1) select officers and other key employees of the Company and its subsidiaries to whom stock options, restricted stock, stock appreciation rights and deferred stock be granted, (2) determine whether and to what extent incentive stock options, restricted stock, stock appreciation rights and deferred stock, non-qualified stock options, or a combination of the foregoing are to be granted, (3) determine the number of shares to be covered by each such grant, and (4) determine the other terms and conditions of a particular grant.

     ELIGIBILITY. Officers, other key employees, and consultants of the Company and its subsidiaries who are responsible for or contribute to the management, growth, or profitability of the business of the Company and its subsidiaries are eligible to be granted stock options, restricted stock, stock appreciation rights and/or deferred stock under the Plan. Non-employee directors participate in the

Plan under the conditions described above in the "Director's compensation" section of this proxy. Except for non-employee directors, the optionees and participants under the Plan will be selected by the Board in its sole discretion from among those eligible, and the Board will determine in its sole discretion the number of shares covered by each award and the term of such award.

     STOCK SUBJECT TO THE PLAN. Under the Plan as currently in effect, the total number of shares of stock reserved and available for distribution under the Plan other than to non-employee directors is 2% of the number of shares of stock outstanding on July 1, 1995; provided, however, that on July 1, 1996 and July 1, 1997, such number will be increased by a number equal to 2% of the number of shares of stock outstanding on such date. Shares of stock reserved as being available in any plan year that are not subject to stock options, or other grants of stock incentives issued under the Plan at the end of that plan year are not available for issuance in any subsequent plan year. This provision would be modified under the proposed amendment. The proposed amendment to the Plan would, in effect, provide that approximately 850,000 shares are reserved for issuance under the Plan, which is generally equivalent to reserving 2% of the outstanding shares of the Company as of July 1, 1995, and 2% of the anticipated outstanding shares of the Company for three additional years. However, instead of being limited to 2% a year in grants, the Compensation and Benefits Committee would have the flexibility to grant a greater number of stock options or other stock related incentives in any one year.

     INCENTIVE STOCK OPTIONS AND NON-QUALIFIED STOCK OPTIONS. Stock options granted under the Plan may be of two types: (1) "incentive stock options" under the Internal Revenue Code of 1986, as amended, ("Code"), and (2) non-qualified stock options. The term of an incentive stock option may not exceed 10 years (or 5 years if issued to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any subsidiary or affiliate). The aggregate fair market value of the common stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. The exercise price under an incentive stock option may not be less than the fair market value of the common stock on the date the option is granted (or, in the event the participant owns more than 10% of the Company's stock, the option price shall not be less than 110% of the fair market value of the stock on the date the option is granted). The exercise price for non-qualified options granted under the 1995 Plan may be less than 100% of the fair market value of the common stock on the date of the grant.

     The Board has the authority to grant any optionee incentive stock options, non-qualified stock options, or both types of options provided, however, that non-employee directors shall not be eligible to receive incentive stock options and shall be eligible to receive non-qualified stock options only as provided below. Any option that does not qualify as an incentive stock option shall constitute a separate non-qualified stock option. Stock options shall be in such form and upon such terms as the Board may approve from time-to-time. The purchase price may be paid in cash or, in the Board's discretion, by tendering promissory notes or common stock.

     Stock options may be exercised during varying periods of time after an option holder's termination of employment, dependent upon the reason for the termination. However, in most cases where incentive stock options are involved, to maintain their favored tax treatment such options must be exercised within three months of the event causing the termination of employment. The Board may, in its discretion, accelerate the exercisability of stock options which would not otherwise be exercisable upon death, disability or retirement or upon the occurrence of other events as the Board may determine. In addition, upon the occurrence of certain material events, such as the sale of a material portion or substantially all the Company's assets or a change in control, the vesting or installment schedule of stock options will be automatically accelerated.

     STOCK APPRECIATION RIGHTS. The Board may grant stock appreciation rights ("SARs") in connection with all or part of any stock option (with the exception of options granted to non-employee directors), either at the time of the stock option grant, or, in the case of non-qualified options, later during the term of the stock option. SARs entitle the participant to receive from the Company the same economic value that would have been derived from the exercise of an underlying stock option and the immediate sale of the shares of common stock. Such value is paid by the Company in cash, shares of common stock or a combination of both, in the discretion of the Board. SARs are exercisable or transferable only at such times and to the extent stock options to which they relate are exercisable or transferable. If SAR is exercised, the underlying stock option is terminated as to the number of shares covered by the SAR exercise.

     RESTRICTED STOCK. The Board may grant restricted stock awards that result in shares of common stock being issued to a participant subject to restrictions against disposition during a restricted period established by the Board. The Board may condition the grant of restricted stock upon the attainment of specified performance goals or service requirements. The terms of restricted stock awards need not be the same with respect to each recipient. During the period of the restrictions, the stockholder has the right to vote the shares of restricted stock and to receive dividends and distributions unless the Board requires such dividends and distributions to be held by the Company subject to the same restrictions as the restricted stock. If a participant terminates employment during the period of the restrictions, all shares still subject to restrictions will be forfeited and returned to the Company, subject to the right of the Board to waive such restrictions in the event of a participant's death, total disability, retirement or under special circumstances approved by the Board. Generally the restricted shares will immediately vest if the participant is terminated by the Company without cause.

     DEFERRED STOCK AWARDS. The Board may grant deferred stock awards that result in shares of common stock being issued to a participant or group of participants upon the expiration of a deferral period. The Board may condition the grant of deferred stock upon the attainment of specified performance goals. The terms of deferred stock awards need not be the same with respect to each recipient.

     TAXATION OF STOCK OPTIONS. An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). The amount by which the fair market value of the shares purchased exceeds the aggregate option price at the time of exercise shall be treated as alternative minimum taxable income for purposes of the alternative minimum tax. If stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date, any gain or loss realized upon the sale of such shares will be characterized as capital gain or loss. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. The balance of any gain will be characterized as a capital gain.

     An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option. When an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.

     TAXATION OF STOCK APPRECIATION RIGHTS. The grant of SARs would not result in income for the participant or in a deduction for the Company. Upon receipt of shares or cash from exercise of an SAR, the participant would generally recognize compensation income, and the Company would be entitled to a deduction, measured by the fair market value of the shares plus any cash received.

     TAXATION OF RESTRICTED STOCK AND DEFERRED STOCK. The grant of restricted stock and deferred stock should not result in immediate income for the participant or in a deduction for the Company for federal income tax purposes, assuming the shares are nontransferable and subject to restrictions or to a deferral period which would result in a "substantial risk of forfeiture" as intended by the Company and as defined in applicable U.S. Treasury regulations. If the shares are transferable or there are no such restrictions or significant deferral periods, the participant will realize compensation income upon receipt of the award. Otherwise, a participant generally will realize taxable compensation when any such restrictions or deferral period lapses. The amount of such income will be the value of the common stock on the date such restriction or deferral period lapses less any amount paid for the shares. In any event, the Company will be entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income.

PROPOSED AMENDMENT

     The proposed amendment to the Plan is set forth in Appendix A hereto. In sum, the proposed amendment in effect provides that a total of 859,102 shares of stock will be reserved under the Plan instead of the current 2% of the issued stock of the Company as of July 1 of each year for three years beginning as of July 1, 1995. In other words, the Plan is being extended for one year with the amount of stock reserved under the Plan being approximately the equivalent of 2% of the anticipated outstanding stock of the Company for each of four Plan years (July 1, 1995 - June 30, 1995). In addition, forfeitures of previously issued restricted stock, stock options or other stock related incentives would again be available for issuance under the Plan. Finally, a new provision would be added to the Plan that clarifies the Board's ability to substitute or exchange stock or other stock related incentives upon a surrender of vested stock options or stock related incentives such as in a tandem stock option and common stock plan. This amendment would allow the Company greater flexibility in dealing with compensation matters by allowing, for example, an award of stock options or other stock related incentives of more than 2% of the outstanding stock of the Company in any one year, but with the same approximate cumulative total number of shares being reserved over four years. Currently, there are grants of stock options and restricted common stock representing 185,427 shares outstanding under the Plan.

     VOTE REQUIRED. Stockholder approval of the amendment of the Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting and entitled to vote.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL TWO WHICH WOULD
                                              ---
         APPROVE THE AMENDMENT OF THE COMPANY'S 1995 STOCK PLAN.

                 BIOGRAPHICAL INFORMATION ON EXECUTIVE OFFICERS

  The current executive officers of the Company are:

            NAME                AGE            POSITION WITH THE COMPANY
            ----                ---            -------------------------

Richard E. Stoddard              45   Chairman of the Board and Chief Executive
                                      Officer

Gerald A. Fawcett                63   President and Chief Operating Officer

James F. Verhey                  48   Sr. Vice President-Finance and Chief
                                      Financial Officer

Lee R. Redmond, III              43   Sr. Vice President-Real Estate

Terry L. Cook                    40   Sr. Vice President, General Counsel and
                                      Corporate Secretary

Pamela M. Catlett                30   Vice President-Corporate Relations

  RICHARD E. STODDARD was appointed Chief Executive Officer of the Company in June 1988 and continued in such position until January 1994. He was re-appointed Chief Executive Officer in January 1996. Mr. Stoddard has served as Chairman of the Board of the Company since November, 1988. Prior to joining the Company in 1988, he was an attorney in private practice in Denver, Colorado.
Mr. Stoddard was an ex-officio member of the Board from November, 1988 until his election as a Director in November 1991.

  GERALD A. FAWCETT was appointed Executive Vice President of the Company in September 1989, and was appointed as President and Chief Operating Officer in January 1996. He also currently serves as President of Kaiser Eagle Mountain, Inc. (a wholly-owned subsidiary of the Company), serves on the Board of Directors and Executive Committee of Mine Reclamation Corporation and is Vice Chairman of the Board of the Inland Valley Federal Credit Union. Mr. Fawcett formerly was a division superintendent with KSC and a past national director of the Association of Iron and Steel Engineers. Mr. Fawcett operated a consulting business serving domestic and international steel industry clients from 1983 until rejoining Kaiser in June 1988 as Senior Vice President, Corporate Development.

  JAMES F. VERHEY joined the Company and was appointed Vice President-Finance and Chief Financial Officer in August 1993 and appointed Senior Vice President-Finance in January 1996. In addition to his duties with the Company, Mr. Verhey was appointed Vice President of Finance and Chief Financial Officer of Mine Reclamation Corporation in February 1995. From July 1992 to joining the Company, Mr. Verhey was the Chief Financial Officer of OESI Power Corp., a Portland, Oregon based geothermal company. From June 1991 to July 1992, Mr. Verhey served as President of Mithryn Energy, Inc. From August 1987 to June 1991, Mr. Verhey was President of two subsidiaries of Luz International, Ltd. ("Luz"), a developer of large-scale solar electric generating stations. Both Luz and the two subsidiaries filed voluntary petitions in bankruptcy under Chapter 11 after Mr. Verhey left the companies. Both filings were ultimately converted to Chapter 7 liquidations. Luz and its subsidiaries have no relationship with the Company. Mr. Verhey is a certified public accountant and spent several years with Price Waterhouse in Los Angeles, California.

  MR. REDMOND joined the Company and was appointed Vice President - Real Estate for the Company in June, 1994 and was appointed Senior Vice President-Real Estate in January 1996. Prior to joining the Company, Mr. Redmond was in charge of Birtcher Real Estate, Ltd's Riverside office as a principal. Birtcher is a major U.S. real estate development, construction and investment firm. In that position Mr. Redmond developed and managed substantial industrial and office space. Before joining Birtcher in 1989, Mr. Redmond was regional director of the Inland Empire for O'Donnell, Armstrong & Partners of Irvine, California, a regional real estate developer. At O'Donnell he was responsible for all land acquisitions and development in the California counties of Riverside and San Bernardino. He is also a member of several national and local professional and economic development organizations.

  TERRY L. COOK joined the Company and was appointed General Counsel and Corporate Secretary in August 1993 and became a Senior Vice President in January, 1996. Mr. Cook was appointed General Counsel and Corporation Secretary of Mine Reclamation Corporation in February 1995. Prior to joining the Company, Mr. Cook was a partner in the Denver office of the national law firm McKenna & Cuneo specializing in business, corporate and securities matters. Prior to his joining McKenna & Cuneo in July 1988, Mr. Cook was an attorney in private practice as a partner in a Denver, Colorado law firm.

  PAMELA M. CATLETT became Vice President-Corporate Relations for the Company in January 1996. Prior to such position, since December, 1992 she was the Company's Director of Investor and Community Relations. Prior to joining the Company from 1987 to 1992 she was the manager of corporate communications for Willdan Associates, a California-based municipal engineering and planning firm.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ending December 31, 1995, 1994 and 1993, the cash compensation paid by the Company, as well as certain other compensation paid or accrued to those years, to the Company's President and Chief Executive Officer, and to each of the five other most highly compensated executive officers of the Company in office at the end of fiscal year 1995, whose total cash compensation exceeded $100,000 during fiscal year 1995(the "Named Executive Officers") in all capacities in which they served:

                           Summary Compensation Table
                           --------------------------


                                                                                       Long Term Compensation
                                                                                  ------------------------------------
                                             Annual Compensation                          Awards              Payouts
                               ---------------------------------------------------------------------------------------
                                                                       Other
                                                                      Annual      Restricted     Securities              All Other
            Name and                                                  Compen-       Stock        Underlying    LTIP       Compen-
       Principal Position        Year       Salary       Bonus/(2)/   sation    Awards(s)/(3)/    Options     Payouts   sation/(4)/
- ------------------------------   ----   --------------   ----------   -------   --------------   ----------   -------   -----------


Richard E.  Stoddard             1995     $    273,333     $ 80,200        $0          $40,100       33,000        $0      $ 24,432
Chairman of the Board            1994     $    200,000     $ 40,000        $0          $40,000       32,000        $0      $ 26,358
and CEO/(1)/                     1993     $    280,000     $100,000        $0          $     0       75,000        $0      $ 31,401


Daniel N. Larson                 1995     $    250,000     $120,000        $0          $     0       33,000        $0      $319,375
former President and CEO/(1)/    1994     $    250,000     $ 50,000        $0          $50,000       32,000        $0      $ 26,358
                                 1993     $    225,000     $100,000        $0          $     0       75,000        $0      $ 31,401


Gerald A. Fawcett                1995     $    104,000     $      0        $0          $     0       10,000        $0      $  8,672
President and                    1994     $     75,000     $ 25,000        $0          $     0       11,000        $0      $ 11,657
Chief Operating Officer/(1)/     1993     $    142,500     $ 70,000        $0          $     0       20,000        $0      $ 16,739

James F. Verhey                  1995     $    135,000     $ 40,000        $0          $20,000       25,000        $0      $ 18,382
Sr. Vice President-Finance       1994     $    120,000     $ 50,000        $0          $     0       15,000        $0      $  4,505
& CFO                            1993     $44,153/(5)/     $ 18,000        $0          $     0       30,000        $0      $      0

Lee R. Redmond, III              1995     $    135,000     $ 40,000        $0          $20,000       25,000        $0      $  7,643
Sr. Vice President-Real          1994     $80,446/(5)/     $ 25,000        $0          $     0       30,000        $0      $      0
Estate                           1993     $          0     $      0        $0          $     0            0        $0      $      0

Terry L. Cook                    1995     $    135,000     $ 60,000        $0          $20,000       25,000        $0      $ 18,932
Sr. Vice President, General      1994     $    115,000     $ 55,000        $0          $     0       17,000        $0      $  4,328
Counsel and Secretary            1993     $42,314/(5)/     $ 17,250        $0          $     0       27,500        $0      $      0

_________________________

(1) Mr. Larson resigned as President and Chief Executive Officer of the Company on January 3, 1996. Mr. Stoddard was re-appointed Chief Executive Officer of the Company effective January 15, 1996, and Mr. Fawcett became President and Chief Operating Officer on the same date.

(2) Bonuses are paid in January for the preceding calendar year.

(3) Restricted stock, subject to vesting in lieu of cash, was granted to Messrs. Stoddard and Larson in January 1995, and to Messrs. Stoddard, Verhey, Redmond and Cook in January, 1996, as part of their respective bonuses for the preceding calendar. These stock awards are being reported in 1994 and 1995 as it was a reflection of the Board's determination of the executive's compensation for the calendar year preceding the grant.

(4) Officers of the Company are eligible to participate in the Company's 401(k) Savings Plan ("Savings Plan"). During 1995, the Company made contributions of $13,740 to the Savings Plan for the account of Mr. Stoddard, $13,740 for the account of Mr. Larson, $8,672 for the account of Mr. Fawcett, $13,740 for the account of Mr. Verhey, $13,740 for the account of Mr. Cook and $7,643 for the account of Mr. Redmond. Except as noted below for Mr. Larson, the remainder of the compensation for each of the officers was a contribution for the account of the officer into the Company's non-qualified plan.

    In addition to the items reflected above, the compensation shown for Mr. Larson includes $250,000 which was a one-time severance payment, $10,843 paid to the Company's 401(k) plan on his 1995 bonus paid in 1996, $17,292 paid to the non-qualified plan for 1995 and $27,500 in lieu of the contribution that would have been made to non-qualified plan in 1996.

(5) Reflects annual salaries of executive officers for the period employed in 1993 or in 1994, as applicable. The year(s) prior to employment by the Company are not required to be disclosed.

     The following table summarizes option grants under the Company's 1992 Stock Option Plan, the stock option plan in effect at the time of grant, made during the fiscal year ended December 31, 1995, to the executive officers named in the Summary Compensation Table:

                             Option Grants in 1995
                             ---------------------



                          Number of
                         Securities      % of Total
                         Underlying       Options
                           Options        Granted       Exercise    Expiration       Grant Date
Name                       Granted      to Employees      Price        Date      Present Value/(1)/
- ----------------------   -----------   --------------   ---------   ----------   -------------------
                             (#)            (%)          ($/SH)                          ($)
Richard E. Stoddard          33,000            19.4        5.825      01/09/05          311,000

Daniel Larson                33,000            19.4        5.825      01/09/05          311,000

Gerald A. Fawcett            10,000             5.9        5.825      01/09/05           94,000

James F. Verhey              25,000            14.7        5.825      01/09/05          236,000

Lee R. Redmond, III          25,000            14.7        5.825      01/09/05          236,000

Terry L. Cook                25,000            14.7        5.825      01/09/06          236,000

(1) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the Grant Date [APresent Value: for all grants the option term is assumed to be ten years; for all options the assumptions were volatility at .441, dividend yield at 0% and interest rate at 6.46%. The real value of the options in this table depends upon the actual performance of the Company's stock during the applicable period.

     The following table summarizes option exercised during the fiscal year ended December 31, 1995, by the executive officers named in the Summary Compensation Table, and the value of their unexercised options as of December 1995:

                     Aggregated Option Exercises in 1995
                    and Option Values at December 31, 1995


                                                                                                         Value of Unexercised
                                                                          Number of Unexercised          In-the-Money Options
                                                                           Options at 12/31/95                at 12/31/95
Name                     Shares Acquired on Exercise   Value Realized   Exercisable/Unexercisable   Exercisable/Unexercisable/(1)/
- ----------------------   ---------------------------   --------------   -------------------------   ------------------------------
Richard E. Stoddard                   0                      $0                184,750/95,250                1,346,000/73,000

Daniel N. Larson                      0                      $0                151,417/95,250                1,040,000/73,000

Gerald A. Fawcett                     0                      $0                 66,250/27,083                  241,000/22,000

James F. Verhey                       0                      $0                 25,666/44,334                  111,000/56,000

Lee R. Redmond, III                   0                      $0                 19,666/35,334                  111,000/56,000

Terry L. Cook                         0                      $0                 25,241/44,259                   11,000/80,000

_________________________

(1) Stock price as of December 31, 1995 was $12.50 per share (average of bid and ask prices).

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Effective January 15, 1996, the Company entered into new employment contracts with Mr. Stoddard and Mr. Fawcett recognizing the realignment of the roles and duties between Mr. Stoddard and Mr. Fawcett subsequent to Mr. Larson's resignation from the Company. Mr. Stoddard resumed the duties and the responsibilities of Chief Executive Officer and Mr. Fawcett assumed the responsibilities of President and Chief Operating Officer of the Company.

     Mr. Stoddard is employed pursuant to a contract which provides for the continuation of his employment through January 15, 1999. The agreement provides for an annual base salary of $280,000 adjusted annually by the annual increase in the consumer price index. Mr. Stoddard has agreed to accept up to $40,000 of his annual base salary in restricted common stock. In accordance with his past and current employment agreements, and based upon the attainment of certain criteria, Mr. Stoddard may be awarded annual bonuses up to 55% of his then-existing salary. His base salary and bonuses may be a combination of cash and restricted stock shares.

     Under the terms of his past and current employment contracts, if certain changes of control occur, Mr. Stoddard has the right to terminate his employment, by written notice to the Company, within three months of the change in control. At such time, the Company will pay him an amount equal to one year's then-current salary, payable in one lump sum, or at his option, over such period as he may determine and continue to pay his benefits for one year. Should the Company terminate his employment without cause, the Company will pay Mr. Stoddard an amount equal to one year's then-current salary. Should Mr. Stoddard voluntarily terminate his employment, except in a change of control situation, the Company will not be obligated to pay him any additional compensation, other than the compensation due and owing up to the date of termination.

     Mr. Fawcett is employed pursuant to a contract which provides for the continuation of his employment through January 15, 1998, the agreement provides for an annual base salary of $200,000 adjusted annually by the annual increase in the consumer price index. Mr. Fawcett has agreed to accept up to $40,000 of his annual base salary in restricted common stock. Based upon the attainment of certain criteria, Mr. Fawcett may be awarded annual bonuses up to 55% of his then-existing salary.

     Under the terms of his current employment contract, if certain changes of control occur, Mr. Fawcett, like Mr. Stoddard, has the right to terminate his employment, by written notice to the Company, within three months of the change in control. At such time, the Company will pay him an amount equal to one year's then-current salary, payable in one lump sum, or at his option, over such period as he may determine and continue to pay his benefits for one year.
Should the Company terminate his employment without cause, the Company will pay Mr. Fawcett an amount equal to one year's then-current salary. Should Mr. Fawcett voluntarily terminate his employment, except in a change of control situation, the Company will not be obligated to pay him any additional compensation, other than the compensation due and owing up to the date of termination.

    Effective as of the commencement of their employment with the Company, Messrs. Cook, Verhey and Redmond entered into employment agreements with the Company. Annual base salaries of $135,000 each were to be paid to Messrs. Cook, Verhey and Redmond, in 1995. In accordance with their employment agreement they each may be awarded annual bonuses in the range of up to 55% of their then existing salaries. Under the terms of their respective employment agreements, if certain changes of control occur, Messrs. Cook, Verhey and Redmond have the right to terminate their respective employment, by written notice to the Company, within two months of the change in control. At such time, the Company will pay three months of their then-current salary as severance compensation. Ms. Catlett currently does not have an employment contract with the Company.

    A "change-in-control" of the Company is defined in each executive employment agreement. A "change-of-control" is typically defined as the sale or merger of the Company with another company, or all or a substantial portion of all of the principal assets of the Company are sold or transferred to stockholders or third parties or more than twenty-five percent (25%) of the outstanding capital stock of the Company is acquired by another person or persons acting as a group.

    Under the terms of the employment agreement with each executive officer, the Company may grant stock options from time-to-time to an executive officer.

    RESIGNATION OF DANIEL N. LARSON. Effective January 3, 1996, Mr. Larson resigned as a director, President and Chief Executive Officer of the Company. Pursuant to the terms of a Severance and Consulting Agreement, Mr. Larson was paid one year's annual base salary in accordance with his employment agreement, continued to receive his medical and insurance benefits for one year and the Company accelerated the vesting of certain of his stock options. In addition, the Company paid its portion of the retirement and deferred compensation on Mr. Larson's severance payment representing one year's salary.

                REPORT OF THE COMPENSATION & BENEFITS COMMITTEE


COMPENSATION PHILOSOPHY

     It is the goal of the Compensation & Benefits Committee (the "Committee") to establish compensation packages for the Company's executive officers that will enable the Company to attract and retain highly competent, highly motivated individuals to serve as the Company's executive officers. It is also the goal of the Committee to design these compensation packages so as to further the overall corporate goal of providing maximum return to shareholders.
Accordingly, the Company's compensation program is designed to link in large part an executive's total compensation to the performance of the Company.
Except as otherwise noted, the compensation philosophy adopted and implemented by the Committee in 1994 is being continued in 1996.

     In keeping with these two broad goals, the Committee structures compensation packages for all executive officers, including the Chief Executive Officer, with three components:

     . BASE SALARY

       Base salary is cash and restricted stock compensation in amounts competitive with similar compensation in peer companies. This element provides a stable base for the other two compensation components, both of which are designed to reward performance and create longer-term incentives which are tied more closely to the maximization of shareholder value.

     . ANNUAL CASH AND RESTRICTED STOCK BONUS

       Early in each year, the Board of Directors establishes a list of identified corporate objectives for the year. In addition, in 1994, and 1995 and again for 1996, personal objectives were established for each executive officer for the year. Annual cash and stock bonuses reward individual executive officers for their respective contribution in attaining the Company's objectives for the year and in achieving their respective personal objectives. In addition, the Committee also considers the other measures of performance described below.

     . LONG TERM INCENTIVE COMPENSATION

       This compensation component consists of stock option grants based upon corporate and individual performance (except as incentives to accept offers of employment), with the value and exercisability of the options dependent upon continued service to the Company and increases in the market price of the Company's common stock. Through the use of stock option programs, the Company seeks to create long-term incentives for its executive officers that reward them only if shareholder value increases.

MEASURES OF PERFORMANCE

     The Committee adopted for 1995 specific criteria to measure executive performance and for the purpose of determining annual bonuses, if any. These criteria and their relative weights, assuming a full bonus were earned, are:
(1) the Company's income before taxes - 20%; (2) stock price appreciation - 20%; (3) accomplishment of major 1995 corporate objectives - 40%; and (4) accomplishment of major 1995 individual executive officer objectives - 20%. All the criteria were satisfied in 1995 except for an increase in the Company's income before taxes of at least 20% over the previous year. The Committee adopted the same criteria for 1996.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER FOR 1995

     Daniel N. Larson assumed the duties of Chief Executive Officer in January, 1994 and continued in such position until his resignation in January, 1996. Mr. Larson was already serving as President of the Company at the time of his appointment as Chief Executive Officer. As described elsewhere in this proxy statement, Mr. Larson received a base salary of $250,000 in 1995. For 1995, the Committee recognized that by most measures the Company had an excellent year, especially with the successful closing with Penske Motorsports, Inc. for The California Speedway transaction, the settlement of the environmental insurance litigation and the rise in the Company's stock value. In recognition of the Company's successes, and generally consistent with the evaluation of the other executive officers of the Company, the Committee awarded to Mr. Larson a $120,000 bonus for 1995.

IMPLEMENTATION OF COMPENSATION PHILOSOPHY

     The Company has employed, on a regular basis, third-party consultants on executive officer compensation. The Company has recently again retained a third party consultant. These consultants have served in identifying appropriate peer companies and providing comparative information which can be utilized in establishing appropriate base salary levels and annual cash bonus target ranges for all executive officers, including the Chief Executive Officer. They have also served in identifying appropriate levels of management participation in equity ownership of the Company as compared to peer companies, thus allowing the Committee to establish the size of stock option grants on a more meaningful basis. Equity participation levels were identified for the Chief Executive Officer, for each of the other executive officers, and for all executive officers as a group. Stock option grants are normally made at fair market value as of the date of the grant, although the Committee may also grant options at below fair market value under unusual circumstances.

     Cash and restricted stock bonuses for 1995 (actually paid in January 1996) were determined based upon the performance criteria described under "Measures of Performance" above and the Committee's determination of each individual's performance with respect to such criteria

     In January of 1993, the Committee implemented the second facet of its long-term incentive compensation strategy by granting stock options to its then existing three executive officers. When Messrs. Verhey and Cook joined the Company in 1993, and when Mr. Redmond joined the Company in 1994, they were also granted stock options. In January 1994 and again in January, 1995, stock options were granted to the Company's executive officers as part of the Company's compensation planning.

     In January 1996, additional stock options were granted to the Company's executive officers as part of the 1995 compensation review and planning. The Committee, therefore, believes disclosure of the January 1996 stock option grants to be appropriate at the present time. Mr. Stoddard was granted options to purchase at fair market value as of the date of the grant 50,000 shares, with vesting and exercisability of the options tied to his continued employment with the Company. Mr. Fawcett was granted an option to purchase at fair market value as of the date of the grant 10,000 shares, with exercisability tied to continued employment with the Company. Ms. Catlett was granted an option to purchase at fair market value as of the date of the grant 15,000 shares, with exercisability tied to continued employment with the Company. Messrs. Verhey and Redmond and Cook were each granted options to purchase at fair market value as of the date of the grant 25,000 shares. The vesting and exercise of such options is also tied to continued employment with the Company.

     The Committee is continuing to evaluate what policy the Company should adopt and implement with respect to the $1,000,000 compensation deduction cap imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended. While the highest annual salary and bonus that is currently paid to an executive of the Company is well below $1,000,000, because the ultimate value of the stock options or other stock related incentives granted to executive officers is unknown, the Committee will consider if it is necessary or appropriate to implement a policy that addresses the compensation cap and the deductibility of any compensation that may exceed such cap.

     The Committee achieves implementation of the Company's executive officer compensation philosophy through detailed recommendations to the full Board of Directors. Executive officers who are also directors do not vote on executive officer compensation matters. No executive officer serves on the Committee.

     Lyle B. Stevenson, Chairman
     Ronald E. Bitonti
     Todd G. Cole
     William J. Morgan

  TOTAL CUMULATIVE RETURN ON COMPANY STOCK COMPARED TO PEER GROUP AND TO BROAD
                                  MARKET INDEX

    Set forth below is a chart comparing total cumulative return (assuming a $100 investment and reinvestment of dividends, if any) for: (i) the Company,
(ii) a peer group /(1)/, and (iii) the NASDAQ Market Index (U.S.) The chart covers the period from the time the Company's stock began trading to the end of the Company's 1995 fiscal year (calendar year).

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
        AMONG KAISER RESOURCES INC, NASDAQ STOCK MARKET AND PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

                             KAISER         NASDAQ
Measurement Period           RESOURCES      STOCK
(Fiscal Year Covered)        INC.           MARKET       Peer Group
- -------------------          ----------     ---------     ----------
Measurement Pt-12/31/90      $100           $100         $100
FYE 12/31/91                 $327.3         $160.6       $106.6
FYE 12/31/92                 $254.5         $186.9       $100.4
FYE 12/31/93                 $318.2         $214.5       $ 71.2
FYE 12/30/94                 $113.6         $209.7       $ 73.0
FYE 12/29/95                 $236.4         $296.3       $ 83.2

____________________
/(1)/ The peer group comprises the same companies which were included in the "Pollution Control" Industry Index in 1992, which index is no longer being published. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average. A company which was included in the 1992 "Pollution Control" Industry Index, Environment Holding, Inc. is no longer in business and was excluded from the peer group. The members of the peer group are as follows:

                Air & Water Technologies Corp.                  OHM Corp.
                Thermo Process Systems Inc.                     Versar Inc.
                Safety Kleen Corp.                              Allwaste Inc.
                Browning Ferris Inds Inc.                       Western Waste Inds.
                International Technology Corp.                  Waste Management Intl. Plc
                Sanifill Inc.                                   Chemical Waste Mgmt Inc.
                Attwoods Plc                                    American Waste Services Inc.
                3 C I Complete Compliance Corp.                 Laidlaw Inc.
                ECI Environmental Inc.                          WMX Technologies Inc.
                Kimmins Environmental Services Corp.            Riedel Environmental Techs Inc.
                Lehigh Group Inc.                               TRC Companies Inc.
                Mid-American Waste Systems Inc.                 Chambers Development Inc.
                North American Recycling Systems Inc.

                         OTHER MATTERS AND INFORMATION

     Ernst & Young served as independent auditors for the Company during the year ended December 31, 1995. The Company expects a representative of Ernst & Young to be present at the annual meeting and to be available to respond to appropriate questions.

     Any stockholder desiring to submit a proposal for consideration at the 1997 Annual Meeting of Stockholders must make such submission to the Company at its principal place of business on or before December 31, 1996.

     The cost of soliciting proxies, including the cost of preparing, assembling and distributing the proxies and solicitation material, as well as the cost of forwarding the material to the beneficial owners of the stock, will be paid by the Company. Directors, officers and other employees of the Company may, without compensation, other than regular remuneration, solicit proxies personally or by telephone.

     The Company knows of no other matters to be submitted at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the Proxy will vote on such matters in accordance with their best judgment.



                                 ANNUAL REPORT

     A copy of the Company's annual report to stockholders for the year ended December 31, 1995, is being mailed to each stockholder with this Proxy Statement. No part of such Annual Report is incorporated herein and no part thereof is to be considered proxy soliciting material.

                               BY ORDER OF THE BOARD OF DIRECTORS


                               /s/ Terry L. Cook
                               ----------------------------------
                               Terry L. Cook
                               Secretary


Dated:  April 30, 1996

                                   APPENDIX A


PROPOSED AMENDED SECTION 3 OF THE 1995 STOCK PLAN

    (a) The total number of shares of Stock reserved and available for distribution under the Plan other than pursuant to Section 5(k) shall be 2% of the number of shares outstanding on July 1, 1995 (i.e., 209,102), plus 650,000 making for a total number of 859,102 shares reserved and available under the Plan, which amount is approximately 2% of the anticipated cumulative total of the number of shares of Stock of the Company outstanding on July 1, 1995 and as of July 1, for each of three plan years thereafter. The total number of shares reserved and available for distribution under the Plan pursuant to Incentive Stock Options granted hereunder shall not exceed the same numbers of shares reserved under this Plan, subject to any adjustment which may be made under the following paragraph. Such shares may consist, in whole or in part, of authorized and unissued shares. If the shares of Stock cease to become subject to Stock Options or other stock related incentives, the shares of Stock may become subject to Stock Options or other stock related incentives again under the Plan.

    In addition to the shares of Stock reserved and available for distribution under the Plan as described in the preceding paragraph, the total number shares of Stock reserved and available for distribution under the Plan shall include such additional Stock as to which Stock Options are granted pursuant to Section 5(k) [Directors' Stock Options}.

    (b) Subject to paragraph (b)(iv) of Section 6 below, if any shares that have been optioned cease to be subject to Stock Options, or if any shares subject to any Restricted Stock or Deferred Stock award granted hereunder are forfeited or such award otherwise terminates without a payment being made to the participant, such shares shall again be available for distribution in connection with future awards under the Plan.

    (c) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, other change in corporate structure affecting the Stock, or spin-off or other distribution of assets to shareholders, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding options granted under the Plan, and in the number of shares subject to Restricted Stock or Deferred Stock awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Option.

PROPOSED NEW SECTION 5(l) TO 1995 STOCK PLAN

    (l) Surrender or Exchange. The Company may grant upon such terms and conditions as the Committee may determine in its sole discretion an optionee the right to surrender or exchange, in whole or in part, any vested Stock Options or other vested stock related incentive for stock or other stock related incentives.

- --------------------------------------------------------------------------------

                                  P R O X Y

                              KAISER VENTURES INC.
           THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          ANNUAL MEETING JUNE 17, 1996

The undersigned hereby appoints Richard E. Stoddard and Gerald A. Fawcett, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Kaiser Ventures Inc. held of record by the undersigned on April 24, 1996, at the annual meeting of stockholders to be held on June 17, 1996, or any adjournment thereof. The above Proxies are hereby instructed to vote as shown on the reverse side of this card.

UNLESS OTHERWISE SPECIFIED ON THIS PROXY, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTORS AND THE PROPOSED AMENDMENT OF THE COMPANY'S 1995 STOCK PLAN. THE SHARES WILL BE VOTED AT THE DISCRETION OF THE ABOVE-NAMED PROXIES WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Please return promptly in the enclosed envelope, which requires no postage if mailed in the United States.

Election of Directors, Nominees:
Ronald E. Bitonti, Todd G. Cole, Reynold C. MacDonald, William J. Morgan, Lyle B. Stevenson, Charles E. Packard, Thomas S. Rabone,
Richard E. Stoddard, and Marshall F. Wallach.

                              (change of address)

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                  SEE REVERSE
                                      SIDE
- -------------------------------------------------------------------------------



- --------------------------------------------------------------------------------

[X]    Please mark your
       votes as in this
       example.




                             FOR      WITHHELD
1. ELECTION OF DIRECTORS.    [_]       [_]

For, except vote withheld from the following nominee(s):


- -------------------------------------------------------


2. APPROVAL OF AMENDMENT OF THE COMPANY'S 1995 STOCK PLAN.

   FOR     AGAINST     ABSTAIN
   [_]       [_]         [_]


[_]  COMMENTS/ADDRESS CHANGE
     Please mark this box if
     you have written comments/
     address change on the reverse
     side.

[_]  I PLAN TO ATTEND MEETING


SIGNATURE(S)                                                  DATE
             -----------------------------------------------       ----------
SIGNATURE(S)                                                  DATE
             -----------------------------------------------       ----------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.